AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 26, 2001
                                                            Registration No. 33-

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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            O'Reilly Automotive, Inc.
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             (Exact Name of Registrant as Specified in its Charter)

           Missouri                                         44-0618012
----------------------------------          ------------------------------------
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

       233 South Patterson
      Springfield, Missouri                                   65802
----------------------------------          ------------------------------------
(Address of Principal Executive                             (Zip Code)
 Offices)

            O'Reilly Automotive, Inc. Profit Sharing and Savings Plan
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                            (Full Title of the Plan)

                                David E. O'Reilly
                      President and Chief Executive Officer
                            O'Reilly Automotive, Inc.
                               233 South Patterson
                           Springfield, Missouri 65802
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                     (Name and Address of Agent for Service)

                                 (417) 862-6708
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                     (Telephone Number, Including Area Code,
                              of Agent for Service)

                        Copies of All Correspondence to:

                             Robert H. Wexler, Esq.
                         Gallop, Johnson & Neuman, L.C.
                             Interco Corporate Tower
                              101 South Hanley Road
                            St. Louis, Missouri 63105

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                         CALCULATION OF REGISTRATION FEE

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 Title of                       Proposed          Proposed
securities      Amount       maximum offering     maximum            Amount of
  to be         to be         offering price      aggregate         registration
registered   registered(1)     per share(2)     offering price         fee
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Common Stock
$.01 par          1,000,000      $21.04          $21,040,000          $5,260
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(1)  Represents  maximum number of additional shares of Common Stock (1,000,000)
     available for issuance under the O'Reilly Automotive, Inc. Profit Sharing and Savings Plan. The Registrant previously filed with the Securities and Exchange Commission on January 10, 1994, a Registration Statement on Form S-8 (Reg. No. 33-73892) relating to securities offered under such Plan.

(2) Estimated solely for the purpose of calculating the registration fee. Such estimate has been calculated in accordance with Rule 457(h) under the Securities Act of 1933, and is based upon the average of the high and low prices per share of the Registrant's Common Stock as reported by the National Association of Securities Dealers Automated Quotation National Market System on April 23, 2001.


Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Act"), this registration statement shall be deemed to cover additional shares that may be issued to adjust the number of shares issued pursuant to the Plan as a result of any future stock split, stock dividend or other similar adjustment of the outstanding shares of common stock of O'Reilly Automotive, Inc. In addition, pursuant to Rule 416(c) under the Act, this registration statement also covers an indeterminate amount of interests to be offered and sold pursuant to the Plan described herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     The Registrant previously filed with the Securities and Exchange Commission (the "Commission") on January 10, 1994 a registration statement on Form S-8 (Registration No. 33-73892) relating to securities offered under the O'Reilly Automotive, Inc. Profit Sharing and Savings Plan. The contents of such previously filed registration statements on Form S-8, including exhibits thereto, are incorporated herein by reference, except to the extent superseded or modified by the specific information set forth below or the specific exhibits attached hereto.

Item 3.  Incorporation of Documents by Reference

         The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

     (a) The  Registrant's  latest annual report on Form 10-K filed  pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) All other reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

     (c) The description of the Registrant's common stock which is contained in the Registrant's Registration Statement on Form S-1 (File No. 33-58948), including any amendment or report filed for the purpose of updating such description.


     All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.  Exhibits

     The following exhibits are filed as part of this registration statement or incorporated by reference herein.

Exhibit
Number            Description
-------           -----------

5.1          Opinion of Gallop, Johnson & Neuman, L.C. (filed herewith).

23.1         Consent of Ernst & Young LLP (filed herewith).

23.2         Consent of Gallop, Johnson & Neuman, L.C.(included in Exhibit 5.1).

24 Power of Attorney (included on signature page of the registration statement).

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Springfield, state of Missouri, on April 26, 2001.

                             O'REILLY AUTOMOTIVE, INC.


                             By:    /s/ David E. O'Reilly
                                    --------------------------------------------
                                    David E. O'Reilly
                                    Co-Chairman of the Board and Chief Executive
                                    Officer

                                POWER OF ATTORNEY

     We, the undersigned officers and directors of O'Reilly Automotive, Inc., hereby severally and individually constitute and appoint David E. O'Reilly and Lawrence P. O'Reilly and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and instruments.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Name                                Title                      Date


/s/ David E. O'Reilly             Co-Chairman of the Board,       April 26, 2001
------------------------------    Chief Executive Officer
David E. O'Reilly                 and Director (principal
                                  executive officer)


/s/ Lawrence P. O'Reilly          Co-Chairman of the Board,       April 26, 2001
------------------------------    Chief Operating Officer
Lawrence P. O'Reilly              and Director


/s/ Charles H. O'Reilly, Jr.      Vice-Chairman of the Board      April 26, 2001
------------------------------    and Director
Charles H. O'Reilly, Jr.


                                  Executive Vice President      April ___ , 2001
------------------------------    and Director
Rosalie O'Reilly Wooten


/s/ Charles H. O'Reilly, Sr.      Chairman Emeritus               April 26, 2001
------------------------------    and Director
Charles H. O'Reilly, Sr.


/s/ James R. Batten               Vice-President of Finance,      April 26, 2001
------------------------------    Chief Financial Officer
James R. Batten                   and Treasurer(principal
                                  financial officer)


/s/ Joe C. Greene                 Director                       April 26, 2001
------------------------------
Joe C. Greene


/s/ Jay D. Burchfield             Director                       April 26, 2001
------------------------------
Jay D. Burchfield


                                  Director                      April ___ , 2001
------------------------------
Paul R. Lederer

                                    FORM S-8

                            O'REILLY AUTOMOTIVE, INC.

                                  EXHIBIT INDEX


Exhibit
Number     Description                                               Page


5.1        Opinion of Gallop, Johnson & Neuman, L.C....................

23.1       Consent of Ernst & Young LLP................................

23.2       Consent of Gallop, Johnson & Neuman, L.C. (included
           in Exhibit 5.1).............................................      N/A

24         Power of Attorney (included on signature page of the
           registration statement) ....................................      N/A

                                                                     EXHIBIT 5.1

                         GALLOP, JOHNSON & NEUMAN, L.C.
                                  101 S. Hanley
                            St. Louis, Missouri 63105

                                 April 26, 2001


Board of Directors
O'Reilly Automotive, Inc.
233 South Patterson
Springfield, Missouri   65802

         Re:      Registration Statement on Form S-8
                  O'Reilly Automotive, Inc. Profit Sharing and Savings Plan

Ladies and Gentlemen:

     We have served as counsel to O'Reilly Automotive, Inc. (the "Company") in connection with the various legal matters relating to the filing of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, relating to 1,000,000 shares of common stock of the Company, par value $.01 per share (the "Shares"), reserved for issuance in accordance with the O'Reilly Automotive, Inc. Profit Sharing and Savings Plan (the "Plan").

     We have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Restated Articles of Incorporation, and Amended and Restated Bylaws, certain resolutions adopted by the Board of Directors of the Company relating to the Plan and certificates received from state officials and from officers of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the correctness of all statements submitted to us by officers of the Company.

          Based upon the foregoing, the undersigned is of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Missouri.

     2. The Common Stock being offered by the Company, if issued in accordance with the Plan, will be validly issued and outstanding and will be fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the issuance of the Shares pursuant to the Plan.


                                          Very truly yours,

                                          /s/ GALLOP, JOHNSON & NEUMAN, L.C.

                                          GALLOP, JOHNSON & NEUMAN, L.C.

                                                                    EXHIBIT 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-XXXXX) pertaining to the O'Reilly Automotive, Inc. Profit Sharing and Savings Plan of O'Reilly Automotive, Inc. and subsidiaries of our report dated February 23, 2001, with respect to the consolidated financial statements of O'Reilly Automotive, Inc. and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.


                                                 /s/ Ernst & Young LLP



Kansas City, Missouri
April 23, 2001